Root Announces Successful Refinancing of Term Loan Facility with BlackRock
Improved Terms Enhance Company's Financial Flexibility and Improve Cost of Capital

COLUMBUS, Ohio, October 30, 2024 (GLOBE NEWSWIRE) — Root, Inc. (NASDAQ: ROOT), the parent company of Root Insurance Company, today announced the successful refinancing of its term loan facility with funds and accounts managed by BlackRock Capital Investment Advisors, LLC and its affiliates (collectively, “BlackRock”). These improved terms in the long-standing relationship enhance Root’s financial flexibility and significantly improve its cost of capital.

The amended facility consists of a six-year term loan with a principal amount of $200 million, reducing the previous facility by $100 million. The amended facility, effective on October 29th, will carry an interest rate of 3-month term SOFR plus 600 basis points with performance-based step-downs, reflecting a reduction of at least 300 basis points from the prior term loan. Root maintains $150 million of available capital, net of financial covenants under the amended facility, consistent with the prior facility.

“We are excited to complete the refinancing of our term loan, which demonstrates the strength of our business model, our improved operational performance, and BlackRock’s continued confidence in our long-term growth outlook,” said Root Chief Financial Officer, Megan Binkley. “By reducing our principal balance and securing more favorable pricing terms, we've enhanced our capital structure while maintaining ample growth capital.”

At current interest rates, the amended loan will reduce Root’s interest expense by approximately 50% on a run-rate basis, further accelerating profitability and enabling increased investments in the company’s strategic growth initiatives.

"This refinancing showcases BlackRock’s ability to provide comprehensive financing solutions to our borrowers wherever they are in their growth cycle,” said Corey Schwartz, Director at BlackRock. “The amended terms and lower cost of capital reflect Root’s strong performance and will enhance its ability to grow as it furthers its ongoing expansion."

In the fourth quarter, Root expensed approximately $5.5 million of unamortized debt discount and issuance costs related to the loan extinguishment and modification. For more details on Root's amended term loan and this quarter's results, visit Root's investor relations website at ir.joinroot.com, where you’ll find the latest letter to shareholders and Quarterly Report on Form 10-Q.

About Root, Inc.
Founded in 2015 and based in Columbus, Ohio, Root, Inc. (NASDAQ: ROOT) is the parent company of Root Insurance Company. Root is revolutionizing insurance through data science and technology to provide consumers a personalized, easy, and fair experience. The Root app has more than 14 million app downloads and has collected nearly 29 billion miles of driving data to inform their insurance offerings.

For further information on Root, please visit root.com.

Contacts:

Media:
press@root.com

Investor Relations:
ir@root.com

Forward-looking statements
This press release contains forward-looking statements relating to, among other things, the future performance of Root and its consolidated subsidiaries that are based on Root’s current expectations, forecasts, and assumptions, and involve risks and uncertainties. These include, but are not limited to, statements regarding: expected interest rate impact on interest expense; our expected financial results for 2024; our ability to retain existing customers, acquire new customers, and expand our customer reach; our expectations regarding our future financial performance, including total revenue, gross profit/(loss), net income/(loss), direct contribution, adjusted EBITDA, net loss and loss adjustment expense, or LAE, ratio, net expense ratio, net combined ratio, gross loss ratio, gross LAE ratio, gross expense ratio, gross combined ratio, marketing costs and costs of customer acquisition, operating expenses, quota share levels, changes in unencumbered cash balances and expansion of our new and renewal premium base; our ability to realize profits, acquire customers, retain customers, contract with additional partners to utilize the products, or achieve other benefits from our embedded insurance offering; our ability to expand our distribution channels through additional partnership relationships, digital media, independent agents and referrals; our ability to drive a significant long-term competitive advantage through our partnership with Carvana and other partnerships; our ability to develop products for embedded insurance and other partners; the impact of supply chain disruptions, increasing inflation, a recession and/or disruptions to properly functioning financial and capital markets and interest rates on our business and financial condition; our ability to remain profitable and extend our capital runway; our goal to be licensed in all states in the United States and the timing of obtaining additional licenses and launching in new states; the accuracy and efficiency of our telematics and behavioral data, and our ability to gather and leverage additional data; our ability to materially improve retention rates and our ability to realize benefits from retaining customers; our ability to underwrite risks accurately and charge profitable rates; our ability to maintain our business model and improve our capital and marketing efficiency; our ability to drive improved conversion and decrease the cost of customer acquisition; our ability to maintain and enhance our brand and reputation; our ability to effectively manage the growth of our business; our ability to raise additional capital efficiently or at all; our ability to improve our product offerings, introduce new products and expand into additional insurance lines; our ability to cross sell our products and attain greater value from each customer; our lack of operating history and ability to remain profitable; our ability to compete effectively with existing competitors and new market entrants in our industry; future performance of the markets in which we operate; our ability to operate a “capital-efficient” business and obtain and maintain desirable levels of reinsurance; the effect of further reductions in the utilization of reinsurance, which would result in retention of more premium and losses and could cause our capital requirements to increase; our ability to realize economies of scale; our ability to attract, motivate and retain key personnel, or hire personnel, and to offer competitive compensation and benefits; our ability to deliver a vertically integrated customer experience; our ability to develop products that utilize telematics to drive better customer satisfaction and retention; our ability to protect our intellectual property and any costs associated therewith; our ability to develop an autonomous claims experience; our ability to take rate action early and react to changing environments; our ability to meet risk-based capital requirements; our ability to realize the benefits anticipated from our Texas county mutual fronting arrangement; our ability to expand domestically; our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business; the impact of litigation or other losses; changes in laws or regulations, or changes in the interpretation of laws or regulations by a regulatory authority; our ability to defend against cybersecurity threats and prevent or recover from a security breach or other significant disruption of our technology systems or those of our partners and third-party service providers; the effect of interest rates on our available cash and our ability to maintain compliance with our term loan, including performance and liquidity covenants; our ability to maintain proper and effective internal control over financial reporting; our ability to continue to meet The Nasdaq Stock Market listing standards; and the growth rates of the markets in which we compete.

Root’s actual results could differ materially from those predicted or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Root’s business, operating results, and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Root’s 2023 Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and other filings with the SEC at http://ir.joinroot.com or the SEC’s website at www.sec.gov.

Undue reliance should not be placed on the forward-looking statements, which are based on information available to Root on the date hereof. We assume no obligation to update such statements.